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                                                                  EXHIBIT 10.12

                              OPERATING AGREEMENT

                                      FOR

                               GK FINANCING, LLC


                                              This Agreement is effective as of
                                                  the 17th day of October, 1995

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                               OPERATING AGREEMENT

                                       FOR

                                GK FINANCING, LLC

                                    RECITALS

         A. This Operating Agreement, effective as of October 17, 1995, governs the relationship among Members of GK Financing, LLC ("Company") and between Company and Members, pursuant to the Act and the Articles, as either may be amended from time to time.

         B. It is the intention of the Members that the Company be treated as a partnership for income tax purposes.

         Now therefore, in consideration of their mutual promises, covenants, and Agreements, the parties hereto do hereby promise, covenant, and agree as follows:

                                    ARTICLE I

                              INTRODUCTORY MATTERS

1.1              FORMATION OF LIMITED LIABILITY COMPANY

         Pursuant to the Act American Shared Radiosurgery Services
("ASRS") and GKV Investments, Inc. ("GKV"), acknowledge they are Members of the limited liability company organized under the laws of the State of California known as GK Financing, LLC whose Articles were filed effective October 16, 1995. The purposes for the organization of Company shall be those set forth in its Articles. Company may, as provided in its Articles and the Agreement, exercise all of the powers described in Title 2.5 of Corporations Code of the State of California also known as the Beverly-Killea Limited Liability Company Act.

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1.2              REGULATION OF INTERNAL AFFAIRS BY OPERATING AGREEMENT

         Consistent with the Articles and the Act, the internal affairs of Company and the conduct by its business shall be regulated by the Agreement as it shall be amended by the Members from time to time.

1.3              LAWS GOVERNING OPERATING AGREEMENT

         The Agreement is subject to, and governed by, the mandatory provisions of the Act and the Articles filed with the Secretary of State, as both are amended from time to time. In the event of a direct conflict between the provisions of the Agreement and the mandatory provisions of the Act or the provisions of the Articles, such provisions of the Act or the Articles, as the case may be, will be controlling.

1.4              TERM OF OPERATING AGREEMENT

         The term of the Agreement shall be co-terminus with the period of duration of Company provided in the Articles unless Company is earlier terminated upon its voluntary or involuntary dissolution.

1.5              USE OF FULL LEGAL NAME REQUIRED

         The business of Company shall be conducted under the name GK Financing, LLC, until such time as the Members shall designate otherwise and file amendments to the Articles in accordance with applicable law. The phrase "LLC" shall always appear as part of the name of Company on all correspondence, stationery, checks, invoices and any and all documents and papers executed by Company and as otherwise required by the Act.

1.6              NO INDIVIDUAL AUTHORITY FOR A MEMBER

         No Member acting alone, shall have any authority to act for, or to undertake or assume, any obligation, debt, duty or responsibility on behalf of the Company, unless that member is a Manager and acting in accordance with this Agreement.

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1.7              LIMITATIONS ON CONTRACTION OF DEBTS

         Except as otherwise provided in the Agreement including Subparagraph 3.3.B, no debt shall be contracted or liability incurred by or on behalf of Company, except in accordance with Paragraph 2.14.

1.8              TITLE TO ALL PROPERTIES IN NAME OF COMPANY

         Real and personal property owned or purchased by Company shall be held and owned, and conveyance made, in the name of Company. Instruments and documents providing for the acquisition, mortgage or disposition of property of Company shall be valid and binding upon Company, except as otherwise limited in the Agreement including Subparagraph 3.3.B., if executed by the Manager.

1.9 MAINTENANCE OF REGISTERED OFFICE AND AGENT FOR SERVICE OF PROCESS IN CALIFORNIA

         Company shall have an agent for service of process in California who may be either a natural person or a corporation meeting the qualifications of Corporations Code Section 17061(d)(1) and Section 17050(a)(5). Every agent for service of process must have a street address for the service of process. The street address of the agent for service of process is the registered office of the limited liability company in this state. Within 30 days after changing the location of his office from one address to another in this state, an agent for service of process must file a certificate with the Secretary of State setting forth the names of the limited liability companies represented by him, the address at which he, she, or it has maintained the office for each of the limited liability companies, and the new address to which the office is transferred.

1.10             REQUIRED MAINTENANCE OF RECORDS IN CALIFORNIA OFFICE

         Company shall continuously maintain an office in the State of California which may but need not be a place of its business in this state or its registered office, at which it shall keep:

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         a.   A current list of the full name and last known business address of each Member and of each holder of an Economic Interest in alphabetical order together with the Capital Contribution and Percentage Share in Net Profits and Net Losses;

         b. If the Articles provide Company is to be managed by one or more managers and not by all of its members, a current list of the full name and business or residence address of each Manager;

         c. A copy of the filed Articles and all amendments thereto, together with any powers of attorney pursuant to which the Articles or any amendments thereto were executed;

         d. Copies of Company's federal, state and local income tax returns or information returns and reports, if any, for the six (6) most recent taxable years;

         e. A copy of the Agreement and any amendments thereto, together with any powers of attorney pursuant to which any written operating Agreement or amendments were executed;

         f. Copies of financial statements of Company for the six (6) most recent taxable years; and

         g. The books and records of the Company as they relate to the internal affairs of the Company for at least the current and past four fiscal years.

1.11             RECORDS OF COMPANY SUBJECT TO INSPECTION

         Records kept pursuant to Paragraph 1.10 are subject to inspection and copying at the reasonable request, and at the expense, of any Member during ordinary business hours.

1.12             PLACES OF BUSINESS OUTSIDE STATE OF CALIFORNIA


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         Members, acting through the Policy Committee, may identify other places of business of Company outside the State of California, appoint agents for service of process and make filings as may be required or desirable under the laws of such other places.

1.13             FILING OF FICTITIOUS BUSINESS NAME STATEMENT

         The Manager shall file such fictitious business name statements as may be required or desirable under the laws of any place in which the Company holds assets or conducts business activities.

1.14             OTHER FORMATION MATTERS

         A.   Adoption of Company Seal

              Members, acting through the Policy Committee, shall adopt a company seal circular in form containing the words GK FINANCING, LLC, together with the date of organization of Company.

         B.   Maintenance of Company Minute Book

              Members shall authorize the maintenance of a Company minute book to include the Articles, the Agreement and any amendments thereto and the minutes of meetings (or consents in lieu of meetings) of Members and Managers and other important documents of Company.

         C.   Establishment of Bank Accounts

              Members shall authorize the establishment of one or more depository accounts for the funds of Company and designate persons authorized to draw against such accounts on behalf of Company (more specifically described elsewhere in the Agreement).

         D.   Reimbursement of Expenses of Organization

              Members shall authorize Company to pay its expenses of organization and to reimburse any person advancing

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funds for this purpose. Provided, however, no Member shall be reimbursed for legal fees or expenses incurred in relation to the preparation and negotiation of this Agreement.

1.15             MINIMUM OF TWO MEMBERS

         The Company shall at all times have at least two Members.

1.16             DEFINITIONS OF TERMS

         The terms used in the Agreement with their initial letters capitalized, shall, unless the context otherwise requires, have the meanings specified in this Paragraph 1.16 or, if not defined in this Paragraph 1.16, elsewhere in the Agreement. When used in the Agreement, the following terms shall have the meanings set forth below:

         A. "Act" shall mean the Beverly-Killea Limited Liability Act as amended from time to time.

         B. "Affiliate" shall mean any individual, partnership, corporation, trust, or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a Member, the Company or other Person, as the context requires. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation the right to exercise, directly or indirectly, more than 50 percent of the voting rights attributable to the controlled corporation, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

         C. "Agreement" shall mean this Operating Agreement between all Members of Company regulating the affairs of Company and the conduct of its business, as originally executed and as amended from time to time, and shall refer to the Agreement as a whole, unless the context otherwise requires.

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         D. "Annual Budget" shall mean, with respect to each fiscal year, the
Annual Operating Budget and the Annual Capital Budget for such fiscal year. The Annual Budget for the first fiscal year is included in the Business Plan. If the Policy Committee does not approve an Annual Budget for a particular fiscal year, then: (i) the Annual Operating Budget for such fiscal year shall be deemed to be the Annual Operating Budget for the immediately preceding fiscal year but with each line item in such budget increased by the percentage increase in the Wholesale Price Index which occurred during the preceding fiscal year plus any increase due to the expiration of a Gamma Knife warranty and the commencement of the service agreement for such Gamma Knife; (ii) no capital expenditures shall be made during such fiscal year.

         E. "Annual Capital Budget" shall mean, with respect to each fiscal year, the annual capital budget for such fiscal year proposed by the Manager and approved by the Policy Committee, except as provided herein.

         F. "Annual Operating Budget" shall mean, with respect to each fiscal year, the annual operating budget for such fiscal year proposed by the Manager and approved by the Policy Committee, except as provided herein.

         G. "Articles" shall mean the Articles of Organization for Company originally filed with the Secretary of State of California, including all amendments thereto or restatements thereof and shall mean the Articles as a whole unless the context otherwise requires.

         H. "ASHS" shall mean American Shared Hospital Services, a California corporation, which is the ultimate beneficial owner of all the outstanding capital stock of ASRS.

         I. "ASRS" shall mean American Shared Radiosurgery Services, a California corporation.

         J. "Bankruptcy" shall mean, (i) the entry of a decree or order for relief against a Member by a court of competent jurisdiction in any involuntary case brought against the Member under any bankruptcy, insolvency or other similar law

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(collectively, "Debtor Relief Laws") generally affecting the rights of creditors and relief of debtors now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws for the Member or for any substantial part of its assets or property; (iii) the ordering by a court of competent jurisdiction of the winding up or liquidation of a Member's affairs;
(iv) the filing of a petition in any such involuntary bankruptcy case, which petition remains not dismissed for a period of 180 days or which is not dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code
(or any corresponding provision of any future United States bankruptcy law); (v) the commencement by a Member of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect; (vi) the consent by a Member to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Laws for the Member or for any substantial part of its assets or property; or (vii) the making by a Member of any general assignment for the benefit of its creditors.

         K. "Business Plan" shall mean that business plan for the Company which will be agreed to by the Members.

         L. "Capital Account" shall mean the amount of the capital interest of a Member or assignee determined in accordance with Article IV of the Agreement.

         M. "Capital Contribution" shall mean the value of any money, property (including promissory notes or other binding obligation to contribute money or property), contributed as capital in a Member's capacity as a Member, as shown in Exhibit A, as the same may be amended from time to time. In the case of an assignee who has not been admitted as a Member, the assignee's Capital Contribution shall include such contributions made by the assignee and the assignor.

         N. "Code" shall mean the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code

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shall include any corresponding provision or provisions of succeeding law.

         O. "Company" shall mean GK FINANCING, LLC.

         P. "Distribution" means a transfer of money or property by Company to its Members without consideration.

         Q. "Dissolution Event" for Company means with respect to any Member, the death, retirement, resignation, expulsion, bankruptcy or dissolution of such Member or occurrence of any other event which terminates his continued membership in the Company.

         R. "EHUS" shall mean Elekta Holdings U.S., Inc., a Georgia corporation, which is the indirect owner of all the outstanding capital stock of GKV and EII and an Affiliate of Elekta AB.

         S. "Economic Interest" shall mean the right to share in the Net Profits, Net Losses, deductions, credit or similar items and to receive Distributions from Company but neither Management and Voting Rights nor Information Rights except as provided in Act Section 17106.

         T. "Gamma Knife" shall mean the Leksell Gamma Knife, as such term is defined in the LGK Purchase Agreement.

         U. "GKV" shall mean GKV Investments, Inc., a Georgia corporation.

         V. "Information Rights" means the right to inspect, copy or obtain information and documents concerning the affairs of Company as provided in Act
Section 17106 and in Paragraphs 6.3 and 6.4 of the Agreement.

         W. "Interest" means "Membership Interest".

         X. "LGK Purchase Agreement" shall mean that certain LGK Purchase Agreement to be executed on the effective date of


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this Agreement by the Company and Elekta Instruments, Inc. ("EII") (a Georgia
Corporation). EII is an affiliate of GKV.

         Y. "Majority-In-Interest" shall mean more than fifty percent (50%) of the interest of Members (or class of Members as the case may be) of the profits interests and of the capital interests of Company within the meaning of such term in Revenue Procedure 94-46, 1994-28 I.R.B. 1.

         Z. "Management and Voting Rights" shall be those rights of a Member described in Article III of the Agreement as they may be limited in the Agreement, the Articles and the Act.

         A(i). "Manager" shall be a Person elected by Members of Company to manage Company.

         B(i). "Member" shall mean each Person (other than any Person who has withdrawn, been expelled, died, retired or dissolved) who has been admitted to Company as a Member in accordance with the Articles and the Agreement.

         C(i). "Membership Interest" in Company shall mean the entire ownership interest of a Member in Company at any particular time, including collectively Economic Rights, Management and Voting Rights and Information Rights of such Member as provided in the Agreement and under the Act, together with the obligations of such Member to comply with all terms and provisions of the Agreement. A Membership Interest constitutes personal property. A Member or assignee of any Membership Interest of a Member has no interest in specific property of Company.

         D(i). "Officer" means any person elected as such by Policy Committee.

         E(i). "Percentage Interest" shall mean the percentage of a Member set forth opposite the name of such Member under the column "Member's Percentage Interest" in Exhibit A hereto, as such percentage may be adjusted from time to time pursuant to the terms of the Agreement.

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         F(i). "Person" includes individuals, general partnerships, limited partnerships, other limited liability companies, corporations, trusts, estates, real estate investment trusts and any other association.

         G(i). "Provisional Business Plan" shall mean that provisional business plan for the Company attached as Exhibit B hereto.

         H(i). "Provisional Budget" shall mean the Provisional Capital Budget and the Provisional Operating Budget.

         I(i). "Provisional Capital Budget" shall mean the initial capital budget for the period beginning on the date of this Agreement AND ENDING DECEMBER 31, 1995 proposed by the Manager and approved by the Policy Committee.

         J(i). "Provisional Operating Budget" shall mean the initial operating budget for the period beginning on the date of this Agreement AND ENDING DECEMBER 31, 1995 proposed by the Manager and approved by the Policy Committee.

         K(i). "Registered Office" shall mean the office maintained at the street address of the agent for service of process of the Company in California.

         L(i). "Regulations" shall, unless the context clearly indicates otherwise, mean the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

         M(i). "Return of Capital" means any distribution to a Member to the extent of the positive balance in the Capital Account of the Member immediately before the distribution.

         N(i). "Secretary of State" shall mean the Secretary of State of California or his or her duly appointed delegate unless another state is mentioned in the same context.

         O(i). "Territory" shall mean the United States of America and Brazil.


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         P(i). "GKV Loan" shall have the meaning set forth in Subparagraph
12.22.A hereof.

         Q(i). "UCSF Assets" shall have the meaning set forth in Exhibit A hereto.

         R(i). "USC Assets" shall have the meaning set forth in Exhibit A hereto.

         S(i). "Draw Down Loan" shall have the meaning set forth in Subparagraph 12.23.A hereof.

                                   ARTICLE II

                 MEMBERS, CAPITAL CONTRIBUTIONS AND WITHDRAWALS,
                 MEMBERSHIP INTERESTS, ADMISSIONS, CERTIFICATES,
           LIMITATIONS ON LIABILITIES AND RESPONSIBILITIES OF MEMBERS
                          AND CERTAIN FINANCING MATTERS

2.1            NAMES, ADDRESSES OF INITIAL MEMBERS AND INITIAL CAPITAL
               CONTRIBUTIONS

         A. Members, their respective addresses, their respective aggregate Capital Contributions to Company, and their respective Percentage Interests in Net Profits and Net Losses of Company are set forth on Exhibit A, as they may be amended from time to time, pursuant to Subparagraph 2.1.B hereof.

         B. (1) In the event a Member makes a capital contribution in addition to its Capital Contribution described on Exhibit A hereto, such Member's Percentage Interest shall be increased so as to be equal to:

         PPI x       1 - (   VNC   )         +          (   VNC   )
                          ---------                      ---------
                         (FMV + VNC)                    (FMV + VNC)

                   where: PPI = the Contributing Member's Percentage Interest

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                                immediately prior to the contribution expressed
                                as a number less than 1.

                          VNC= the amount of cash and/or the fair market value of the additional property contributed.

                          FMV= the fair market value of the assets of the Company immediately prior to the contribution, but including the contract with a health care institution, if any, relating to the Gamma Knife contributed.

The Percentage Interest of the other Member shall be reduced so as to be equal to:

                         OPI  x      1  -  (    VNC    )
                                            -----------
                                           ( FMV + VNC )

where: OPI = the other Member's Percentage Interest immediately prior to the contribution expressed as a number less than 1.

               (2) The fair market value of the Company's assets immediately prior to the contribution shall be determined by mutual agreement of the Members. In the event the Members are unable to agree on the fair market value of the Company's assets immediately prior to the contribution, such value shall be determined by an appraiser jointly agreed to by the Members. If the Members do not agree on an appraiser, each Member shall select an appraiser, at its own expense, and the two selected appraisers shall mutually select a third appraiser, at the expense of the Company. The Fair Market Value shall be the average of the two appraisals closest in amount to each other except that if one appraisal is equal to the average of all three appraisals, the Fair Market Value shall be equal to such average.

2.2           FORM OF CAPITAL CONTRIBUTIONS

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         As provided in the Articles, Members shall make the initial Capital
Contributions in cash or property as provided in Exhibit A hereto. Members shall make subsequent Capital Contributions (other than those described on Exhibit A), if any, in cash unless otherwise agreed by all Members or as otherwise provided herein. No Member shall be required to make any Capital Contributions to Company other than the capital contributions set opposite to the name of Member on Exhibit A, as it may be amended from time to time.

2.3           ACCEPTANCE OF ADDITIONAL CAPITAL CONTRIBUTIONS

         As provided in the Articles, in order to obtain additional funds or for other business purposes, a Member may contribute additional capital to Company, but only upon the written consent of all other Members. Provided, however, GKV shall have the right to transfer to the Company, as Capital Contributions, one or two Gamma Knife units to be used in the Company's business at any time or times determined by GKV during the three (3) year period following the effective date of this Agreement. Each Gamma Knife unit shall be deemed to have a fair market value equal to the price which was paid by the Company for the last Gamma Knife purchased by it prior to such contribution pursuant to a Gamma Knife purchase agreement. During the first eighteen (18) months of the three year period following the effective date of this Agreement, GKV's right to transfer any such Gamma Knife unit as a Capital Contribution to the Company shall be subject to prior written approval of ASRS. ASRS shall have the right, but not the obligation, to make a Capital Contribution to the Company, in cash, in any amount less than or equal to the value of such Capital Contribution by GKV, which Capital Contribution by ASRS shall be due and payable on the effective date of the transfer of such Gamma Knife to the Company as a Capital Contribution. The transfer of a Gamma Knife unit to the Company as a Capital Contribution shall be effective upon delivery to the end user's site relating to such Gamma Knife. At the time of each such contribution of such Gamma Knife unit, the Company shall be valued to determine appropriate changes, if any, in the Percentage Interest of the Members, pursuant to Subparagraph 2.1.B.

2.4           LIMITATIONS ON WITHDRAWALS OF CAPITAL CONTRIBUTION

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         No Member shall have the right to withdraw its Capital Contributions or to demand and receive property of Company or any distribution in return for its Capital Contributions, except as may be specifically provided in the Agreement or required by law. No Member shall receive out of Company property any part of its Capital Contribution until (i) all liabilities of Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of Company sufficient to pay them; (ii) the consent of all Members is had, unless the return of the Capital Contributions may be rightfully demanded as provided in the Act; (iii) the Articles are canceled or so amended as to allow the withdrawal or reduction. Subject to other provisions of the Agreement and the Act, a Member may rightfully demand the return of its Capital Contributions on the dissolution of Company. In the absence of a statement in the Articles to the contrary or the consent of all Members of Company, a Member, irrespective of the nature of its contribution, has only the right to demand and receive cash in return for its Capital Contribution.

2.5           PERCENTAGE INTEREST OF MEMBER

         Each Member shall have a Percentage Interest as reflected on Exhibit A as it may be amended from time to time, pursuant to Subparagraph 2.1.B hereof.

2.6           ADMISSION OF ADDITIONAL MEMBER

         As provided in the Articles, (i) Members may admit to Company additional Member(s) who will participate in the profits, losses, available cash flow, and ownership of the assets of Company on such terms as are determined by all Members; (ii) admission of any such additional Member(s) shall require the written consent of all Members then having any Interest in Company, which may be granted or withheld in the sole and absolute discretion of each Member; and
(iii) admission of such additional Member(s) may result in a dilution of the Percentage Interests of the then Members.

2.7           LIMITATION ON LIABILITY OF MEMBERS AND MANAGERS

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         Except as provided under applicable law, no Member or Manager shall be liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of Company whether that liability or obligation arises in contract or tort. No Member shall be required to loan any funds to Company except as provided herein. No Member shall be required to make any contribution to Company by reason of any negative balance in his Capital Account, nor shall any negative balance in a Member's Capital Account create any liability on the part of the Member to any third party.

2.8           LIABILITY OF MEMBERS TO COMPANY

         A.   Liability of Members to Company

              A Member is liable to Company: (i) for the difference between his or its contribution to capital as actually made and that stated in the Articles, the Agreement, subscription for contribution or other document executed by the Member as having been made by the Member; and (ii) for any unpaid contribution to capital which he or it agreed in the Articles, the Agreement or other document executed by the Member to make in the future at the time and on the conditions stated in the Articles, Agreement or other document evidencing such agreement. No Member shall be excused from an obligation to Company to perform any promise to contribute money, property or to perform services because of death, disability, dissolution or any other reason.

         B.   Member as Trustee for Company

              A Member holds as trustee for Company (i) specific property stated in the Articles, Agreement or other document executed by the Member as contributed by such Member, but which was not contributed or which has been wrongfully or erroneously returned; and (ii) money or other property wrongfully paid or conveyed to such Member on account of his or its contribution.

         C.   Waiver of Liability of Member

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              The liabilities of a Member as set out in this Paragraph 2.8 can be waived or compromised only by the consent of all Members.

2.9           NO RESPONSIBILITY FOR PRE-FORMATION COMMITMENTS

         In the event that any Member (or any of such Member's shareholders, or Affiliates) has incurred any indebtedness or obligation prior to the date hereof that related to or otherwise affects Company, neither Company nor any other Member shall have any liability or responsibility for or with respect to such indebtedness or obligation unless such indebtedness or obligation is assumed by Company pursuant to a written instrument signed by all Members. Furthermore, neither Company nor any Member shall be responsible or liable for any indebtedness or obligation that is hereafter incurred by any other Member (or any of such Member's shareholders or Affiliates). In the event that a Member (or any of such Member's shareholders or Affiliates), (collectively, the "Liable Member"), whether prior to or after the date hereof, incurs (or has incurred) any debt or obligation that neither Company nor the other Members has any responsibility or liability for, the Liable Member shall indemnify and hold harmless Company and the other Members from any liability or obligation they may incur in respect thereof.

2.10          RESERVED

2.11          RIGHTS OF JUDGMENT CREDITOR OF MEMBER

         On application to a court of competent jurisdiction by a judgment creditor of a Member, the court may charge the Member's Interest with payment of the unsatisfied amount of the judgment with interest, if ordered by such court. To the extent so charged the judgment creditor has only the rights of an assignee of the Member's Interest. This Paragraph 2.11 does not deprive any Member of the benefit of any exemption applicable to his Interest.

2.12          MEMBER REMUNERATION

         Unless otherwise provided in this Agreement or in a separate written agreement, no Member is entitled to remuneration

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for acting on Company business except for reasonable compensation under Act
Section 17352(c) for winding up of affairs of Company.

2.13          LEGAL REPRESENTATIVE OR SUCCESSOR OF A MEMBER

         If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage his or her person or property the executor, administrator, guardian, conservator or other legal representative may exercise all rights of the Member in the purpose of settling his or her estate or administering his or her property.

2.14          CERTAIN FINANCING MATTERS

         A.   Initial Capital Budget

              The Members have established the Provisional Budget, including provision for capital equipment, startup expenditures, and Working Capital, which is set forth as Exhibit B. After all Capital Contributions described in Exhibit A on the effective date of this Agreement have been made, the Company shall, and the Members shall cause the Company to, maintain a cash reserve equal to $800,000.00.

              (a) Definition of "Working Capital": For the purposes of this Paragraph 2.14, the term "Working Capital" refers to the cash and cash equivalents available to the Company from time to time to satisfy its current obligations and other reasonable cash flow requirements.

         B.   Additional Capital Requirements

              (a) General: It is the expectation and intention of the Members that, except as specifically provided in Paragraph 2.3 and in this Subparagraph 2.14.B, any and all additional capital requirements (if any) of the Company will be funded out of the operating profits of the Company.

              (b) Financing of Capital Requirements:

                  Whenever it is determined by the Policy Committee that the Company's available Working Capital is, or is

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presently likely to become, insufficient for the effective conduct of the
Company's business, the Policy Committee may authorize the Manager, on behalf of the Company, to arrange a financing transaction to obtain additional capital to fund the operations of the business of the Partnership ("Financing Transaction"). A Financing Transaction may include: (i) loans from third party sources and/or any Member or any Affiliate of a Member (including without limitation accounts receivables financing), and (ii) any leasing transaction for equipment or furnishings utilized in the Company's business.

              (c) Loans by Members:

                  Except as expressly provided herein, no Member shall lend or advance money to or for the Company's benefit without the prior approval of the Policy Committee. If any Member shall lend money to the Company or advance money on the Company's behalf, the amount of such loan or advance shall not be an increase in such Member's Interest, Capital Account or Economic Interest. The amount of such loan or advance shall be a debt due from the Company to such Member.

                                   ARTICLE III

              MANAGEMENT AND CONTROL OF BUSINESS INCLUDING MEETINGS

3.1           MANAGEMENT OF COMPANY AND DESIGNATION OF MANAGER

         A.   Policy Committee

              (a) The Members shall establish the Policy Committee as follows:
ASRS shall appoint one (1) individual, Ernest A. Bates, M.D., to serve on the Policy Committee, and act as Chairman thereof, and GKV shall appoint one (1) individual, Laurant Leksell, to serve on the Policy Committee. Either individual may appoint an alternate to represent them at a meeting of the Policy Committee. The foregoing composition of the Policy Committee shall not be changed by changes in a Member's Percentage Interest. The Policy Committee shall serve, generally speaking, in the same role as a board of directors of a corporation, and in this regard shall set operating policy of the Company and direct the Manager with respect to the implementation thereof. Without limiting the generality of the foregoing, the Policy Committee shall: (a) set all operating policies for the Company; (b) review, revise and approve the Annual Budget proposed by the Manager; (c) review and approve all proposed contracts, equipment acquisitions and related leases; (d) approve contracts; (e) approve any individual expenditure over $10,000 not provided for in the Annual Budget; (f) oversee the Manager; (g) approve all distributions in accordance with Paragraph 5.3; (h) approve acquisition, mortgage and/or disposition of property; (i) exercise such other authorities as are reserved to the Policy Committee by other provisions of this Agreement; (i) approve all borrowings by the Company in excess of $10,000 (including all drawings by the Company under the GKV Loan and the Draw Down Loan) and (k) remove the Manager and select a replacement for such Manager. The individuals on the Policy Committee may be replaced at any time by a subsequent designee from the Member having appointed that individual. The Policy Committee may act only with unanimous approval of all of its members.

              (b) Upon written request to the Policy Committee by any Member, the Policy Committee shall immediately cause notice to be given to the Members entitled to vote that a meeting will be held at a time requested by the Member calling the meeting, not less than ten (10) days nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the Member entitled to call the meeting may give the notice or seek any remedy under applicable law.

         B.   Management of Company by Manager

              As provided in the Articles and this Agreement, the business and affairs of Company shall be managed under the direction of the Manager, who shall be subject to the complete direction and control of the Policy Committee except as otherwise provided in this Agreement. The initial Manager shall be ASRS and it shall utilize Craig Tagawa as its agent for such purpose. A Member, unless also appointed (or hired) as a Manager, officer or other employee, shall not participate in the day to day operation of the business affairs of Company, except through the Policy Committee, and if so appointed (or hired), shall participate only within the scope of authority of such position as defined in the Agreement or elsewhere.

         C.   Designation of Managers

              Company shall have one Manager. Craig Tagawa on behalf of the Manager, ASRS, shall execute the duties of Manager on behalf of ASRS. Craig Tagawa shall be appointed Chief Executive Officer of Company unless he resigns, dies or is removed by the Policy Committee and until otherwise agreed by all of the Members. For as long as Craig Tagawa is employed by ASRS or any of its Affiliates, ASRS shall cause Craig Tagawa to devote approximately ninety percent (90%) of his business time to the Company. In the event of the death, disability or resignation of Craig Tagawa, a successor Chief Executive Officer shall be elected by the Policy Committee.

         D.   Term of Manager

              A Manager whose term has expired shall continue to serve until a successor is elected and qualified.

3.2           SPECIFIC DUTIES OF MANAGER

         A.   Duty to Present Financial Statements

              The Manager shall present monthly, quarterly and annual financial statements of the Company to the Policy Committee as soon as such financial statements are prepared.

         B. Duty of Manager to Qualify to Do Business in California and Other States

              If required by law, the Manager shall be qualified to do business in California by obtaining a certificate of authority to do so from the Secretary of State of the State of California and other states as required.

         C.   Manager to Safekeep Funds of Company

              The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of Company, whether or not in its immediate possession or control. The funds of Company shall not be commingled with the funds of any other person and the Manager shall not employ, or permit any other person to employ, such funds in any manner except for the benefit of Company. The bank accounts of Company shall be maintained in such banking institutions as are approved by the Policy Committee and withdrawals shall be made only in the regular course of Company business and as otherwise authorized in the Agreement on such signature or signatures as may be authorized by the Policy Committee.

         D.   Day to Day Operations, etc

              Day to day operations of the Company shall be directed by the Manager. The Manager shall propose, subject to the review and approval of the Policy Committee: (a) the Annual Budget of the Company (which Manager shall propose to the Policy Committee not later than 60 days prior to the first day of each fiscal year); (b) operating policies and procedures; (c) accounting policies and procedures in accordance with United States generally accepted accounting principles; (d) financial systems and controls; (e) proposed expenditures by the Company with regards to the purchase and/or lease of equipment; and (f) personnel policies for the Company. ASRS shall perform billing services for the Company, either directly or through an arrangement with an Affiliate of Manager. ASRS shall provide accounting and other administrative services for the Company. Manager shall create an investment policy, which shall include consideration of prices to be charged, services to be offered, site and other minimum requirements, risk sharing with customers and return on Company investment. Such investment policy shall not dictate or limit the decisions of the Policy Committee, which may consider other relevant matters in deciding whether or not the Company will invest in any proposed project.

         E.   Warranted Reliance by Manager on Others

              In performing its duties, Manager shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless it has knowledge concerning the matter in question that would cause such reliance to be unwarranted:

              (a) one or more employees or other agents of Company whom the Manager reasonably believes to be reliable and competent in the matters presented;

              (b) any attorney, public accountant, or other person as to matters which the Manager reasonably believes to be within such person's professional or expert competence; or

              (c) a committee that has been established by the Policy Committee, as to matters within such committee's designated authority, which committee the Manager reasonably believe to merit competence.

         F.   Other Activities of Members Permitted

              Members may, subject to the limitations of Paragraph 12.9 hereof, engage in other business activities and shall be obliged to devote only as much of its time to the business of Company as shall be reasonably required in light of the purposes of Company.

         G.   Manager's Liability

              Manager shall perform its duties as a Manager in good faith, in a manner it reasonably believes to be in the best interests of Company, with such care as an ordinarily prudent person in a like position would use under similar circumstances, and in accordance with the Articles, this Agreement and applicable law. A Person who so performs its duties shall not have any liability by reason of being or having been a Manager of Company.

3.3           POWERS OF MANAGER

         A.   Powers of Manager

              Subject to the limitations of Subparagraph 3.3.B hereof, the Manager shall have all necessary powers to carry out the purposes, business, and objectives of Company consistent with the decisions of the Policy Committee, including, but not limited to, the right to enter into and carry out contracts involving payments or obligations of less than $10,000 in the aggregate for each contract; to employ employees, agents, consultants and advisors on behalf of Company; to lend or borrow money involving amounts of less than $10,000 in the aggregate for each loan or borrowing and to issue evidences of indebtedness related thereto; to bring and defend actions in law or at equity; provided in each case that such actions are contemplated by the Provisional Budget or an Annual Budget and within the guidelines imposed by the Policy Committee. The Manager may deal with any Affiliate, but only on terms and conditions that would be available from an independent responsible third party that is willing to perform and with the prior written consent of all Members. The Manager shall have the authority to sign agreements and other documents on behalf of Company in the ordinary course of business, subject to the limitations of Subparagraph 3.3.B hereof. Subject to the limitations of Subparagraph 3.3.B, the Manager shall have power and authority, to act on behalf of Company and subject to the limitations of the Act and the limitations set forth herein:

              (a) To acquire property from any Person as Manager may determine, provided the aggregate payments or indebtedness for each acquisition is less than $10,000;

              (b) To borrow money for Company from banks, other lending institutions, the Members, or Affiliates of the Members or Manager on such terms as they deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of Company to secure repayment of the borrowed sums, provided the aggregate payments or indebtedness for each borrowing is less than $10,000. Except as otherwise provided in the Act, no debt shall be contracted or liability incurred by or on behalf of Company, except by the Manager;

              (c) To purchase liability and other insurance to protect the property and business of Company. At a minimum, the Company shall maintain liability insurance covering each Gamma Knife site having a maximum deductible of $100,000 per site and coverage limit of at least $5,000,000 per site;

              (d) To hold and own any Company real and personal properties in the name of Company;

              (e) To invest any funds of Company temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

              (f) To execute on behalf of Company instruments and documents, including, without limitation, checks and drafts; provided the aggregate payments or indebtedness related to each such instrument or document is less than $10,000 and is contemplated by the Provisional Budget or an Annual Budget;

              (g) To employ accountants, legal counsel, managing agents or other experts to perform services for Company and to compensate them from Company funds, provided such employment is contemplated by the Provisional Budget or an Annual Budget;

              (h) To retain and compensate employees and agents generally, and to define their duties;

              (i) To enter into any and all other agreements on behalf of Company, with any other Person for any purpose necessary or appropriate to the conduct of the business of Company in the ordinary course of business;

              (j) Subject to the Provisional Budget or the Annual Budget, to pay reimbursement from Company of all expenses of Company reasonably incurred and paid by the Manager on behalf of Company;

              (k) Subject to the Provisional Budget or the Annual Budget, to pay from Company funds under control of Manager compensation due to ASRS or any Affiliate of ASRS; and

              (l) To do and perform all other acts as may be necessary or appropriate to the conduct of the business of Company;

         B.   Limitations on Power of Manager in Extraordinary Matters

              In addition to other limitations set forth in this Agreement, the Manager shall not have authority hereunder to cause Company to engage in transactions as set forth in this Subparagraph 3.3.B. without the prior approval of the Policy Committee.

              (a) The sale, exchange or other disposition of Company's assets not contemplated by an Annual Budget shall require the unanimous vote of Members.

              (b) The merger of Company with any other limited liability company or limited partnership shall require the unanimous vote of Members and the merger of Company with another corporation shall require the unanimous vote of all Members of Company.

              (c) Notwithstanding any other provisions of the Agreement, no equipment acquisition or related lease may be effected, debt (including debt refinancing), liability or individual expenditure of more than $10,000.00 may be contracted, no contract may be entered into on behalf of Company, no Company property may be disposed of, and no Distribution pursuant to Paragraph 5.2 shall be made except as approved by the Policy Committee.

              (d) The Manager shall neither change the amount nor character of Capital Contributions, nor change the character of the business of Company without the written consent of all Members.

              (e) The Manager shall not make a false or erroneous statement in the Articles.

              (f) The amendment of the Agreement shall require the unanimous agreement of all Members and as otherwise provided in Paragraph 12.13 hereof.

              (g) Any other transaction described in the Agreement as requiring a vote of Members.

         C.   Manager as Agent of Company

              The Manager is an agent of Company for the purpose of its business, and for purposes of the execution in name of Company of any instrument for apparently carrying on in the usual way the business of Company and binds Company, unless such act is in contravention of the Articles or the Agreement or unless the Manager so acting otherwise lacks the authority to act for Company and the person with whom he is dealing has knowledge of the fact that he has no such authority.

         D.   Acts of Manager as Conclusive Evidence of Authority

              Every contract, deed, mortgage, lease and other instrument executed by the Manager shall be conclusive evidence in favor of every person relying thereon or claiming thereunder that at the time of the delivery thereof
(i) Company was in existence, (ii) neither the Agreement nor the Articles had been amended in any manner so as to restrict the delegation of authority among Members or the Manager, and (iii) the execution and delivery of such instrument was duly authorized by Members and the Manager.

              Any person may always rely on a certificate addressed to him and signed by the Manager hereunder:

              (i)   as to who are the Members or Manager hereunder;

              (ii) as to the existence or non-existence of any fact which constitutes a condition precedent to acts by the Members or the Manager or in any other manner germane to the affairs of Company;

              (iii) as to who is authorized to execute and deliver any instrument or document of Company;

              (iv) as to the authenticity of any copy of the Articles, the Agreement, amendments thereto and any other document relating to the conduct of the affairs of Company; or

              (v) as to any act or failure to act by Company or as to any other matter whatsoever involving Company, the Manager or any Member in the capacity as a Member or Manager.

3.4           RESERVED

3.5           RESERVED

3.6           PROCEDURES FOR POLICY COMMITTEE MEETINGS

         Subject to the provisions of Paragraph 3.1.A, the meeting procedures set forth in the Act shall govern meetings of the Policy Committee.

3.7           COMPENSATION OF THE MANAGER, OFFICERS AND MEMBERS

         Subject to the Provisional Budget and Annual Budget, the Company shall reimburse ASRS for ninety percent (90%) of Craig Tagawa's compensation and all of his expenses directly related to the business of the Company for as long as Craig Tagawa is acting as Chief Executive Officer of the Company and for the costs reasonably incurred by ASRS in providing administrative services to the Company as described herein. Subject to the Provisional Budget and Annual Budget, the Company shall reimburse Members for all reasonable travel expenses related to the business of the Company. Subject to the Provisional Budget and Annual Budget, the Company shall reimburse GKV for sixty percent (60%) of Richard Grome's compensation and all of his expenses directly related to the business of the Company for as long as Richard Grome is acting as Chief Operating Officer. Such compensation shall not be a Distribution and shall be an expense of the Company for all purposes.

3.8           RESERVED

3.9           BUSINESS PURPOSE OF THE COMPANY

         The Company shall be the preferred alternative financing provider of EII and EISA to health care institutions in the United States and Brazil acquiring Gamma Knife units. The Company will purchase Gamma Knife units from EII or its Affiliates and may enter leases (other than traditional financing leases), joint venture or enter into other operating arrangements with health care institutions for the use of the Gamma Knife units. The Company's activities in support of this business purpose will include:

         A. Acquiring or arranging for the use of space and facilities necessary for the implementation of the Company's business purpose.

         B. Acquiring or arranging for the use of equipment, supplies, and materials necessary for health care institutions' use of the Gamma Knife.

         C. Purchasing or leasing the Gamma Knife to be utilized by the Company.

         D. New or replacement equipment proposed to be utilized by the Company will be obtained pursuant to such purchase or leasing or other arrangements as may be approved by the Policy Committee. It is the current expectation and intention of the Members that all major pieces of equipment or significant upgrades to existing equipment will be obtained through leasing or other financial arrangements.

         E. Providing and obtaining the services of professional and technical support personnel and related services necessary for the performance of the Company's services.

         F. Entering into licensing and royalty agreements related to intellectual property developed or obtained by the Company.

         G. Engaging in or performing all acts and activities which are incidental to or in furtherance of its business purposes.

         H. The Company shall not engage in the provision of any services for which a license to practice medicine is required under California or other applicable law.

                                   ARTICLE IV

                                CAPITAL ACCOUNTS

4.1           CAPITAL ACCOUNT FOR EACH MEMBER

         Manager shall maintain a separate capital account (a "Capital Account") for each Member in accordance with the requirements of Regulations Section 1.704-1(b)(2)(iv). To the extent that the results determined under any provision of this Article IV vary from the results that would be required under the rules described in Regulations Section 1.704-1(b)(2)(iv), the rules set forth in Regulations Section 1.704-1(b)(2)(iv) shall be used and govern the maintenance of Capital Accounts under the Agreement.

4.2           RESERVED

4.3           CAPITAL ACCOUNT MAINTENANCE

         Subject to the other Paragraphs of this Article, the Capital Account of any Member shall be maintained for such Member in accordance with the following provisions:

         A. To each Member's Capital Account there shall be credited the amount of cash contributed by such Member, the initial Gross Asset Value of any property contributed by such Member, such Member's distributive share of Net Profits and any items in the nature of income or gains which are specially allocated, and the amount of any liabilities of Company assumed by the Member or which are secured by any property distributed to the Member.

         B. To each Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to the Member pursuant to any provision of the Agreement, the Member's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated, and the amount of any liabilities of the Member assumed by Company or which are secured by any property contributed by the Member to Company.

         C. In the event all or a portion of a Membership Interest is transferred in accordance with the terms of the

Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         D. In the event that assets of Company other than cash are distributed in kind to a Member, Capital Accounts shall be adjusted for the hypothetical "book" gain or loss that would have been realized by Company if the distributed assets had been sold for their fair market values in a cash sale (in order to reflect unrealized gain or loss).

4.4           DEFINITIONS USED IN CAPITAL ACCOUNT MAINTENANCE

         A. "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

              a. The initial Gross Asset Value of any asset contributed by a Member to Company shall, except as otherwise provided in Section 2.3 hereof in relation to Gamma Knife units, be the gross fair market value of such asset, as determined by the Policy Committee.

              b. The Gross Asset Values of all assets of Company shall be adjusted to equal their respective gross fair market values, as determined by the Policy Committee, as of the following times: (i) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by Company to a Member of more than a de minimis amount of property as consideration for an Interest; and
(iii) the liquidation of Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses
(i) and (ii) above shall be made only if the Policy Committee reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in Company.

              c. The Gross Asset Value of any asset of Company distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of Distribution, as determined by the distributee and the Manager, provided that, if the distributee is a Manager, the determination of the fair market value of the distributed asset shall require the consent of the non-distributee Members; or if the parties cannot agree, an appraiser mutually acceptable to both parties shall be selected to determine the Gross Asset Value of such asset.

              d. The Gross Asset Values of assets of Company shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Subparagraph to the extent the Manager determines that an adjustment pursuant to Subparagraph 4.4.A.b above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Subparagraph.

              e. If the Gross Asset Value of an asset has been determined or adjusted pursuant to any of the Subparagraphs above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset and shall be utilized for purposes of computing Net Profits and Net Losses.

         B. "Net Profits" and "Net Losses" shall have the meanings set forth in Subparagraph 5.2.G.

4.5           POWER TO MODIFY CAPITAL ACCOUNTS TO COMPLY WITH REGULATIONS

         The foregoing provisions and the other provisions of the Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Policy Committee determines that it is necessary to modify the manner in which the Capital Accounts are computed in order to comply with such Regulations and to reflect the agreed upon sharing of the distribution of cash, the Policy Committee may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member upon the dissolution of Company. The Policy Committee also shall make any appropriate modifications in the event unanticipated events occur that might otherwise cause the Agreement not to comply with Regulations Section 1.704-1(b).

                                    ARTICLE V

           ALLOCATIONS OF NET PROFITS AND NET LOSSES AND DISTRIBUTIONS

5.1           ALLOCATIONS OF NET PROFITS AND NET LOSSES

         A.   General Allocations of Net Profits and Net Losses

              After giving effect to the special allocations set forth elsewhere herein, Net Profits and Net Losses for any fiscal year of the Company shall be allocated as follows:

              (I)   Allocation of Net Profits

                    Net Profits for any fiscal year shall be allocated to each Member in accordance with its Percentage Interest.

              (II)  Allocation of Net Losses

                    Net Losses for any fiscal year shall be allocated to each Member in accordance with its Percentage Interest.

         B.   Certain Special Allocations

              The following special allocations shall be made in the following order:

              (I)   Company Minimum Gain Chargeback

                    If there is a net decrease in Company Minimum Gain for a Company taxable year, then each Member shall be allocated items of income and gain for such year (and, if necessary, for subsequent years) in the manner and to the extent required by Regulations Section 1.704-2(f).

              (II)  Member Minimum Gain Chargeback

                    If there is a net decrease during a Company fiscal year in Member Minimum Gain, then any Member with a share of Member Minimum Gain (determined under Regulations Section 1.704-2(i)(5)) at the beginning of such year shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in the manner and to the extent required by Regulations Section 1.704-2(i)(4).

              (III) Qualified Income Offset

                    Any Member who unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)
(d)(4), (5), or (6) will be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain, for such year) in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit as quickly as possible, provided that such allocation shall be made if and only to the extent such Member would have an Adjusted Capital Account Deficit after all other allocations pursuant to this Subparagraph 5.1.B have been made tentatively as if this Subparagraph 5.1.B(III) were not in the Agreement.

              (IV)  Gross Income Allocation

                    In the event any Member has a deficit Capital Account at the end of any Company fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations
Section 1.704-2(g)(1) and Section 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that any allocation pursuant to this Subparagraph 5.1.B(IV) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Subparagraph 5.1.B have been tentatively made as if this Subparagraph 5.1.B(IV) and Subparagraph 5.1.B(III) were not in the Agreement.

              (V)   Allocation of Nonrecourse Deductions

                    Member Nonrecourse Deductions shall be allocated to the Member, if any, that bears the economic risk of loss for the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1). Company Nonrecourse Deductions shall be allocated in the same manner as Net Profits.

              (VI)  Syndication Expenses

                    In the event that additional Members are admitted to the Company on different dates, all syndication expenses shall be divided among the persons who are Members from time to time so that, to the extent possible, the cumulative amount of syndication expenses allocated with respect to each Member at any time is in proportion to that Member's Percentage Interest as determined after such admission. In the event the Manager shall determine that such result is not likely to be achieved through future allocations of syndication expenses, the Manager may allocate other items of income, gain, deduction or loss so as to achieve the same effect on the Capital Accounts of the Members.

         C.   Certain Other Allocation Rules

              (I) Allocation of Income, Gains and Losses Related to Contributed Property

                    In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to Company for federal income tax purposes and its Gross Asset Value. In the event the Gross Asset Value of any Company asset is adjusted pursuant to the provisions of this Agreement, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code
Section 704(c) and the Regulations
thereunder. Any elections or other decisions relating to such allocations shall be made by the Policy Committee in any manner permitted by the Regulations that reasonably reflects the purpose and intention of the Agreement. Unless the Policy Committee determines otherwise, the method of allocation with respect to each item of contributed property shall be chosen in a manner that results in the greatest allocation of depreciation or amortization with respect to such item of property to the Members other than the Member that contributed such item of property. Allocations pursuant to this Subparagraph are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any member's Capital Account or share of Net Profits, Net Losses, or other items or distributions pursuant to any other provision of the Agreement.

              (III) Allocations to Avoid Adjusted Capital Account Deficit

                    Notwithstanding any other provision of this Article, no Member shall receive an allocation of Net Losses or any other item of loss or deduction that would create or increase an Adjusted Capital Account Deficit of the Member. Any Net Loss, or item thereof, that cannot be allocated to a Member as a result of the foregoing limitation shall be allocated to all Members who do not have an Adjusted Capital Account Deficit. Any Net Loss, or item thereof, allocated to Members pursuant to the preceding sentence shall be taken into account in computing subsequent allocations of Net Profits so that the net amount of any items so allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each Member if the allocations required by the preceding sentence had not been made.

              (IV)  Excess Nonrecourse Liabilities

                    Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Member's interests in the Company equal their respective Percentage Interests determined from time to time.

             (V) Allocation of Net Profits and Losses and Distributions in Respect of a Transferred Interest

                  If any Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any fiscal year of Company, each item of income, gain, loss, deduction, or credit of Company for such fiscal year shall be allocated to the Members based upon the pro rata method, except that any gain or loss of Company realized in connection with a sale or other disposition of any of the assets of Company shall be allocated solely to the parties owning Interests in Company as of the date such sale or other disposition occurs.

             (VI) Curative Allocations

                  The allocations set forth in Subparagraph 5.1.B hereof (the "Regulatory Allocations") are intended to comply with certain requirements in the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Subparagraph 5.1.C(VI). Therefore, notwithstanding any other provisions of this Agreement (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income gain, loss or deduction in whatever manner the Manager determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were located pursuant to Subparagraph 5.1.A. In exercising its discretion hereunder, the Manager shall take into account any future Regulatory Allocations that are likely to offset other Regulatory Allocations previously made.

5.2          DEFINITIONS OF TECHNICAL TERMS USED FOR ALLOCATION PURPOSES

      A. "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such

Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                          (i)     Credit to such Capital Account means any
amounts which such Member is obligated to restore pursuant to the terms of such Member's promissory note or otherwise) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                          (ii)    Debit to such Capital Account means the items
described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),
1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

                          The foregoing definition of Adjusted Capital Account
Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                 B. "Company Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2).

                 C. "Company Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1).

                 D. "Member Minimum Gain" means minimum gain attributable to a Member Nonrecourse Debt pursuant to Regulations Section 1.704-2(i)(3).

                 E. "Member Nonrecourse Debt" means any debt of Company that is nonrecourse for purposes of Regulations Section 1.1001-2, for which any Member bears the economic risk of loss within the meaning of Regulations Section 1.752-2.

                 F. "Member Nonrecourse Deduction" has the meaning set forth in Regulations Section 1.704-2(i)(1) and 1.704- 2(i)(2).

                 G. "Net Profits" and "Net Losses" means, for each fiscal year or other period, an amount equal to Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a), and all items of income, gain, loss, or deduction required to be stated separately pursuant to Code

Section 703(a)(1) shall be included in taxable income or loss, with the following adjustments:

                          (i)     Any income of Company that is exempt from
federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Paragraph, shall be added to such taxable income or loss;

                          (ii)    Any expenditures of Company described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704- 1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Subparagraph, shall be subtracted from such taxable income or loss;

                          (iii)   In the event that the Gross Asset Value of any
Company asset is adjusted pursuant to Subparagraph 4.4B, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

                          (iv)    Gain or loss resulting from any disposition of
Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                          (v)     In lieu of the depreciation, amortization, and
other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period;

                          (vi)    To the extent an adjustment to the adjusted
tax basis of any Company asset is required pursuant to Code Section 734(b) or Code Section 743(b) and in accordance with Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the deposition of the asset and shall be taken into account for computing Net Profits or Net Losses; and

                          (vii)   Any items that are specially allocated
pursuant to Article V of the Agreement shall not be taken into account in computing Net Profits or Net Losses.

                 H. "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such fiscal year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

5.3                 DISTRIBUTIONS OF NET CASH FLOW BY COMPANY

                 Subject to any limitations found elsewhere in the Agreement and under law including the requirements of Section 17254 of the Act that the assets of Company after the distribution be in excess of all liabilities except for liabilities owed to Members for their capital Contributions as described in Paragraph 5.6, the Manager shall, with the prior approval of the Policy Committee, distribute Net Cash Flow as defined below to the Members in accordance with their respective Percentage Interests, but only to those persons or entities recognized on the books of Company as Members or as assignees of interests on the day of the distribution. With respect to any fiscal period, Net Cash Flow means all cash of the Company, other than cash retained for the purposes of a Working Capital reserve established by the Policy Committee, including cash from operations, financing, refinancing, exchange or other disposition of Company assets (other than upon the dissolution of the

Company) (all as determined by the Manager as directed by the Policy Committee); provided, however, (i) that no distribution of cash will be made until all amounts loaned by any Member, if any (and all interest with respect to such amounts) have been repaid in full; and (ii) that no distribution shall be made which is in violation of any security or lending agreement with a third party, or which would occur at a time prior to repayment in full of any debt of the Company, if any, to any Member.

5.4              RESERVED.

5.5              DISTRIBUTION OF ASSETS BY COMPANY

           Distributions of assets with respect of an Interest in Company shall be made only to the Members who, according to the books and records of Company, are the holders of record of the interests in respect of which such distributions are made on the actual date of distribution. Neither Company nor any Member shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not Company or the Member has knowledge or notice of any transfer or purported transfer of ownership of Interest in Company which has not been approved by unanimous vote of the Members.

5.6 IMPAIRMENT OF CAPITAL LIMITATIONS ON DIVISION AND DISTRIBUTION OF NET CASH FLOW

           Company may, from time to time, distribute Net Cash Flow to the Members of Company upon the basis stipulated in this Article V (and subject to the limitations set forth in Paragraph 5.3); provided that after distribution is made, the assets of Company are in excess of all liabilities of Company except liabilities to Members on account of their Capital Contributions after giving effect to all distributions, revaluations and allocations.

                                   ARTICLE VI

                  ACCOUNTING, RECORDS, AND REPORTING BY MEMBERS

6.1              ACCOUNTING DECISIONS AND RELIANCE ON OTHERS

                 All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Manager. The Manager may rely upon the advice of accountants reasonably selected by the Manager as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

6.2                 RECORDS AND ACCOUNTING MAINTAINED

                 The books and records of Company shall be kept, and the financial position and the results of its operations recorded, in accordance with United States generally accepted accounting principles. The books and records of Company shall reflect all Company transactions and shall be appropriate and adequate for Company's business. The fiscal year of Company for financial reporting and for federal income tax purposes shall be the calendar year. The Company's annual financial statements shall be audited by one of the following firms selected by the Policy Committee: (a) Arthur Andersen, LLP, (b) Ernst & Young LLP, (c) Coopers & Lybrand, (d) Deloitte & Touche, (e) Price Waterhouse, or (f) KPMG Peat Marwick.

6.3                 ACCESS FOR MEMBERS TO ACCOUNTING RECORDS

                 All books and records of Company shall be maintained at any office of Company or at Company's principal place of business, and each Member or holder of an Economic Interest, and his duly authorized representative, shall have access to them at such office of Company and the right to inspect and copy them at reasonable times. In addition, the Manager shall present monthly, quarterly and annual financial statements of the Company to the Policy Committee as soon as such financial statements are prepared.

6.4                 ANNUAL TAX INFORMATION FOR MEMBERS

                 Company shall prepare and deliver to each Member within the time period required by law after the end of each fiscal year all information necessary for the preparation of such Member's federal income tax return. Company shall also prepare and deliver, within 60 days after the end of each fiscal year, an audited financial report of Company for such fiscal year, containing a balance sheet as of the last day of the year then ended, an income statement for the year then ended, a statement of cash flows, and a statement of reconciliation of the Capital Accounts of Members.

6.5                 TAX MATTERS FOR COMPANY HANDLED BY MANAGER

                 The Manager shall be designated as "Tax Matters Partner" (as defined in Code Section 6231), to represent Company (at Company's expense) in connection with all examinations of Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and to expend Company funds for professional services and costs associated therewith. In its capacity as "Tax Matters Partner", the Manager shall oversee Company tax affairs in the overall best interests of Company.

6.6                 FEDERAL INCOME TAX ELECTIONS MADE BY POLICY COMMITTEE

                 The Manager, at the exclusive direction of the Policy Committee and on behalf of Company, may make all elections for federal income tax purposes, including but not limited to, the following:

                 A.       Use of Accelerated Depreciation Methods

                          To the extent permitted by applicable law and
regulations, Company may elect to use an accelerated depreciation method on any depreciable unit of the assets of Company.

                 B.       Adjustment of Basis of Assets

                          In case of a transfer of all or part of the Interest
of any Member, Company may elect, pursuant to Code Sections 734, 743, and 754 of the Code, as amended (or corresponding provisions of future law) to adjust the basis of the assets of Company.

                 C.       Variation Between Tax Basis and Value

                          To the extent permitted by the Regulations, the
Policy Committee may elect any acceptable method under Code Section 704(c).

6.7                       RESERVED

6.8 ANNUAL FILING OF LIST OF MANAGERS AND DESIGNATION OF AGENT FOR SERVICE OF PROCESS

                 The Manager on behalf of Company shall, within ninety (90) days after filing the original Articles and annually thereafter on or before the last day of the month which the anniversary date of the filing of the original Articles occurs in each year, file with the Secretary of State an annual statement on a form prescribed by the Secretary of State and enclose any required filing fee. The statement required to be filed must contain all of the information required by Act Section 17060.

                                   ARTICLE VII

                       CONSEQUENCES OF DEATH, DISSOLUTION,
                       RETIREMENT OR BANKRUPTCY OF MEMBER

7.1                       CONSENT TO CONTINUE BUSINESS OF COMPANY

                 Upon the occurrence of any Dissolution Event, Company shall dissolve unless the remaining Members holding a Majority-In-Interest consent to the continuation of the business of Company. A Member whose actions or conduct result in the Dissolution Event is referred to herein as the "Former Member".

7.2                       PURCHASE OF MEMBER'S INTEREST

                 Upon the occurrence of any Dissolution Event specified in Subparagraph 9.1(iii) and the consent of the remaining Members holding a Majority-In-Interest (excluding for this purpose the Membership Interest of the Former Member) to continue the business of Company, the other Members (the "Remaining Members") shall have an option to purchase the Former Member's Membership Interest. Within ninety (90) days of such consent, or within ninety (90) days of the inheritance or transfer by operation of law to a person of the Former Member's Membership Interest, the Remaining Members shall notify the Manager in writing of their desires to purchase a portion of the Former Member's Interest.

7.3                 FAILURE TO SUBMIT NOTICE OF PURCHASE

                 The failure of any Remaining Member to submit a notice within the applicable period shall constitute an election on the part of the Member not to purchase any of the Former Member's Interest. Each Remaining Member shall be entitled to purchase a portion of the Former Member's Interest on a pro rata basis based on the Remaining Member's Percentage of Interest on the date of the consent referred to in Paragraph 7.2 hereof.

7.4                 ELECTION TO PURCHASE LESS THAN ALL OF AN INTEREST

                 In the event any Remaining Member elects to purchase none or less than all of its pro rata part of the Former Member's Interest, then, at its election, those Remaining Members can elect to purchase more than their pro rata part, i.e., the proportion that the Percentage Interest of the Former Member bears to the aggregate of the Percentage Interests of all Members and the Former Member. If the Remaining Members fail to purchase the entire interest of the Former Member, Company may elect to purchase the unpurchased portion of the Former Member's Interest. If none of the above elects to purchase, the same shall pass by operation of law to any assignee or shall remain in the hands of the Former Member. Notwithstanding any provision of the Agreement to the contrary, the remaining Members may mutually agree to an allocation of the Former Member's Interest to be purchased by each of them.

7.5                 VALUATION OF INTEREST OF MEMBER

                 The Former Member's Interest shall be valued according to its book value determined in accordance with generally accepted accounting principles, provided, however, if the Former Member or such Former Member's trustee or heirs or any Remaining Member electing to purchase or Company if it elects to purchase, deems the book value to vary from fair market value by more than five percent (5%), such person shall be entitled to require an appraisal. In such event, the value of the Former Member's Interest shall equal the fair market value of the Interest as determined by agreement within ninety (90) days after the notice to remaining Members or, in case of a failure to agree within such ninety (90) day period, as determined by three appraisers, one selected by the Former Member or such Former Member's trustee(s) or heir(s), one selected by the Remaining Member, and one selected by the two appraisers so named. All appraisers appointed under this Paragraph 7.5 shall be generally known and respected with respect to appraisals in the Company's industry. The fair market value of the Former Member's interest in Company shall be the average of the two appraisals closest in amount to each other except that if one appraisal is equal to the average of all three appraisals, the fair market value shall be equal to such average. In the event the fair market value is determined to be within five percent (5%) of book value, the party requesting such appraisal shall pay all expense of the same otherwise incurred by the parties offering to enter into the transaction at the book valuation. In the event the fair market value is determined not to be within five percent (5%) of book value, the expense of such appraisal shall be paid by the Company.

7.6                 PAYMENT OF PURCHASE PRICE

                 The purchase price shall be paid by Company or the Remaining Member, as the case may be, within 60 days after the determination of the fair market value of the Former Member's Interest in Company as provided herein.

7.7                 PURCHASE TERMS VARIED BY AGREEMENT

                 Nothing contained herein is intended to prohibit Members from agreeing upon terms and conditions for the purchase by Company or any Member of the Interest of any Member in Company desiring to retire, withdraw or resign, in whole or in part, as a Member (on such terms and conditions as may be agreed upon by the selling Member and Company or the remaining Members as the case may
be), nor is anything herein intended to limit or otherwise affect the ability of a Member to demand a return of his or its contribution to Company as may be required in the Act.

                                  ARTICLE VIII

                      TRANSFER AND ASSIGNMENT OF INTERESTS

 8.1                TRANSFER AND ASSIGNMENT OF INTERESTS

                 No Member shall be entitled to assign, convey, sell, encumber or in any way alienate all or any part of his Membership Interest in Company as a Member except with the prior written consent of all other Members, which consent may be given or withheld, conditioned or delayed as the other Members may determine in their sole and absolute discretion.

8.2                 FURTHER RESTRICTIONS ON TRANSFER OF INTERESTS

                 In addition to other restrictions found in the Agreement, no Member shall assign, convey, sell, encumber or in any way alienate all or any part of his Interest in Company: (i) without registration under applicable federal and state securities laws, or unless he delivers an opinion of counsel satisfactory to Company that registration under such laws is not required; or
(ii) if the Interest to be sold or exchanged, when added to the total of all other Interests sold or exchanged in the preceding twelve (12) consecutive months prior thereto, would result in the termination of Company under Code
Section 708.

8.3                 SUBSTITUTION OF MEMBERS AFTER TRANSFER OF INTEREST

                 Notwithstanding anything herein to the contrary, a transferee of an Interest shall have the right to become a substitute Member (with all Membership Rights related thereto) only if (i) the other Members shall have consented thereto (which consent may be granted or withheld in the sole and absolute discretion of each Member), (ii) the requirements of Paragraph 8.2 relating to securities and tax requirements hereof are met, (which approval may be granted, delayed or withheld in their sole and absolute discretion), (iii) such Person executes an instrument satisfactory to the Remaining Members accepting and adopting the terms and provisions of the Agreement, and (iv) such Person pays any reasonable expenses in connection with his or her admission as a new Member. An assignee who becomes a substituted Member has, to the extent assigned, the rights and powers of a

Member under the Articles, the Agreement and the Act. An assignee who becomes a substituted Member is also liable for obligations to contribute to capital and to return any unlawful distributions made to such assignee.

8.4                 EFFECTIVE DATE OF PERMITTED TRANSFERS OF AN INTEREST

                 Any permitted transfer of all or any portion of an Interest in Company will take effect on the first day of the month following the date of receipt by the other Members of written notice of the transfer. Any transferee of an Interest in Company shall take subject to the restrictions on transfer imposed by the Agreement.

8.5                 NO EFFECT TO TRANSFERS IN VIOLATION OF AGREEMENT

                 Upon any transfer of an Interest in Company in violation of the Agreement, the transferee shall have only Economic Rights and shall have no Management and Voting Rights or Information Rights. Until the assignee of an Interest in Company becomes a Member, the assignor continues to be a Member and to have the power to exercise Management Rights and Information Rights.

8.6              RESERVED

                                   ARTICLE IX

                           DISSOLUTION AND WINDING UP

 9.1                CONDITIONS OF DISSOLUTION

                 Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

                 (i) The expiration of the period fixed for the duration of Company term as stated in its Articles;

                 (ii) A determination by the unanimous written agreement of all Members that Company shall be dissolved and wound up;

                 (iii) The occurrence of a Dissolution Event and the failure of either (a) Company or the Remaining Members to purchase the Interest of the Former Member as provided in Paragraph 7.2, (b) Members holding a
Majority-In-Interest (excluding for this purpose the Membership Interest of the Former Member) to consent to the continuation of business of Company;

                 (iv) The sale of all or substantially all of the assets of Company;

                 (v) The entry of a decree of judicial dissolution by a court of competent jurisdiction providing for the dissolution of company filed by any Manager or any Member or Members;

                 (vi) If performance of any term, covenant, condition or provision of this Agreement is or will be illegal or in violation of any statute, regulation or ordinance and cannot be corrected by the good faith efforts of the Members within ten (10) days after written notice thereof;

                 (vii) If the Company has not entered into six (6) alternative financing agreements (evidenced by executed written contracts) during the two (2) year period commencing with the effective date of this Agreement; provided that this Subparagraph (vii) shall become void and of no further effect on the day on which the Company receives an equity capital contribution from a Member that is not ASRS or GKV; or

                 (viii) If the Policy Committee is unable to attain a unanimous vote on any decision materially affecting the business of the Company, or to obtain a unanimous vote to approve an Annual Budget for two (2) consecutive fiscal years.

9.2                 STATEMENT OF INTENT TO DISSOLVE

                 As soon as possible following the occurrence of any of the events specified in Paragraph 9.1, the Manager on behalf of Company shall file a certificate of dissolution and form prescribed by the Secretary of State as required by the Act. The Manager shall deliver two signed copies of the Statement of Intent to Dissolve to the Secretary of State. Upon the filing of the certificate of dissolution, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence continues until the certificate of cancellation of articles of organization has been filed with the Secretary of State or until a decree dissolving the company has been entered by a court of competent jurisdiction.

9.3                 WINDING UP

                 Upon the occurrence of any of the events specified in Paragraph 9.1, Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, disposing of and conveying its property, collecting and dividing its assets, satisfying the claims of its creditors and prescribing and defending actions by or against Company in order to collect and discharge obligations. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up the business and affairs of Company. To the extent not inconsistent with the foregoing, all covenants and obligations in the Agreement shall continue in full force and effect until such time as the assets have been distributed and Company has terminated. If any Member receives a distribution in kind such item or items shall be deemed to have been sold for fair market value, and Capital Accounts shall be adjusted to reflect deemed gain or loss on each such transaction. Upon the filing of the Statement of Intent to Dissolve, the following shall occur:

     A. ASRS shall have the right (but not the obligation) to purchase from the Company either or both of the Company's Gamma Knife projects (including all physical assets and all intangible assets associated with such projects) located at the USC University Hospital and at the University of California San Francisco Hospital previously transferred by ASRS to the Company. At the time of such transfer(s), if any, ASRS shall pay to the Company cash in an amount equal to the fair market value of such transferred assets as of the time of transfer.

     B. GKV shall have the right and obligation to purchase from the Company the rights of the Company under the LGK Purchase Agreement relating to each Gamma Knife for which the Company has not entered into an alternative financing agreement with an end-user (and each such Gamma Knife if title thereto shall have passed to the Company), and the consideration for such rights shall consist of: (i) the assumption by GKV of all of the Company's obligations under the LGK Purchase Agreement relating to each such Gamma Knife; and (ii) a cash amount equal to any advance payments theretofore actually paid by the Company to EII and/or its Affiliates in relation to Gamma Knife units ordered by the Company but for which no alternative financing agreement has been entered by the Company with an end-user. However, GKV shall have the right to offset such cash payment against the then outstanding principal and accrued interest under the GKV Loan and/or the Draw Down Loan, whether or not such principal or accrued interest is then payable.

C. In addition, the Members shall have the option to acquire the rights of the Company to other existing alternative financing agreements with end-users relating to Gamma Knives (which shall include any Gamma Knife related thereto) and other assets by paying to the Company cash in an amount equal to the fair market value of such transferred assets. Such fair market value shall be determined in accordance with the procedures described in Subparagraph 2.1.B.2. In the event more than one Member desires to exercise such right, such rights shall be exercised by the Members as closely as practicable in proportion to their Percentage Interests.

9.4                 RESPONSIBILITIES FOR WINDING UP

                 The Manager shall be responsible and be compensated for overseeing the winding up and liquidation of Company, shall take full account of the liabilities of Company and assets, shall cause its assets to be liquidated as promptly as is consistent with obtaining the fair market value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as next provided. The persons responsible for winding up the affairs of Company shall give written notice of the commencement of winding up by mail for all known creditors and claimants whose addresses appear on the records of Company.

9.5                 ORDER OF PAYMENT UPON DISSOLUTION

                 In settling accounts of Company after dissolution, the Manager shall settle the liabilities of Company with payments in the following order, as required by the Act:

                 (i) To creditors, including Members, in the order of priority as provided by law, except those to Members of Company on account of their contributions;

                 (ii) To Members of Company in accordance with the respective positive Capital Account balances after giving effect to all Capital Contributions, distributions, revaluations and allocations required under this Agreement, in an amount equal to the sum of such positive Capital Account balances; and

                 (iii) Any remaining assets shall be distributed to the members in proportion to their Percentage Interests.

9.6                 COMPLIANCE WITH REGULATIONS

                 All distributions to the Members upon the winding up and dissolution of Company shall be strictly in accordance with the positive Capital Account balance limitation and other requirements of Regulations Section 1.704-1(b)(2)(ii)(d), provided however that no Member shall be required to restore a negative balance in its Capital Account upon dissolution of Company.

9.7                 LIMITATIONS ON PAYMENTS MADE IN DISSOLUTION

                 Except as otherwise specifically provided in the Agreement, each Member shall only be entitled to look solely at the assets of Company for the return of his positive Capital Account balance. The Manager shall be entitled to reasonable compensation for winding up the affairs of the Company.

                                    ARTICLE X

                                 INDEMNIFICATION

10.1                INDEMNIFICATION OF MEMBERS AND MANAGER

                 Company shall indemnify against expenses and liabilities any Member, Manager or Officer made a party or who was threatened to be made a party to any proceeding by Company or another because such party is or was a Member, Manager or Officer, as a matter of right, against all liability incurred by such individual in connection with any action, suit, or proceeding or any threatened, pending or complete action, suit or proceeding; whether civil, criminal, administrative, or investigative provided that it shall be determined in the specific case in accordance with Paragraph 10.5 of this Article X that indemnification of such individual is permissible in the circumstances because the individual has met the standard of conduct for indemnification set forth in this Article X.

10.2                ADVANCE UNDERTAKINGS FOR INDEMNIFICATION

                 Company shall pay for or reimburse the reasonable expenses incurred by a Member, Manager or Officer in connection with any such proceeding as incurred in advance of final disposition of the action, suit, or proceeding thereof if (i) the person furnishes Company a written affirmation of the person's good faith belief that it has met the standard of conduct for indemnification described in Paragraph 10.5, (ii) the person furnishes Company a written undertaking, executed personally or on such person's behalf, to repay the advance if it is ultimately determined by a court of competent jurisdiction that such person did not meet such standard of conduct and that it is not entitled to be indemnified, and (iii) a determination is made in accordance with Paragraph 10.6 that based upon facts then known to those making the determination, indemnification would not be precluded under this Article.

                 The undertaking described above must be a general obligation of the individual, subject to such reasonable limitations as Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment. Company shall indemnify a Member, Manager or Officer who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by the person in connection with the proceeding without the requirement of a determination as set forth in Paragraph 10.6.

10.3                ADVANCEMENT OF EXPENSES

                 Upon demand by a Member, Manager or Officer for indemnification or advancement of expenses incurred in defending a civil or criminal suit or proceeding, as the case may be, Company shall expeditiously determine whether the Member, Manager or Officer is entitled thereto in accordance with this
Article X.

10.4                INDEMNIFICATION OF OTHERS

                 Company shall be empowered, but shall not be obligated, to indemnify any individual who is or was an employee or agent of Company to the same extent as if such individual were a Member, Manager or Officer. Such indemnification shall occur only after unanimous approval by the Policy Committee.

10.5                STANDARDS OF CONDUCT FOR INDEMNIFICATION

                 Indemnification of a Manager, Member or Officer is permissible under this Article X only if (i) such person conducted itself in good faith and within the scope of authority granted by the Policy Committee, and (ii) reasonably believed that its conduct was in or at least not opposed to Company's best interest; and (iii) in the case of any criminal proceeding, it had no reasonable cause to believe its conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct described in this Paragraph 10.5.

10.6                PROCEDURES TO DETERMINE INDEMNIFICATION

                    A determination as to whether indemnification of or advancement of expenses is permissible shall be made by any one of the following procedures:

           (i)      By the Policy Committee in good faith by a unanimous vote;
or

           (ii) By special legal counsel to the Company selected by the Policy Committee.

10.7                RESERVED

10.8                RESERVED

10.9                RESERVED

10.10               RESERVED

10.11               DEFINITIONS FOR INDEMNIFICATION PROVISIONS

           A. "Expenses" mean all reasonable direct and indirect costs (including without limitation counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Article X, applicable law or otherwise.

           B. "Liabilities" mean the obligations (including one incurred by way of settlement) to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

           C. "Party" means a person who was, is or is threatened to be made a named defendant or respondent in a proceeding.
           D. "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

10.12               INSURANCE FOR INDEMNIFICATION

           Company shall, upon approval by the Policy Committee, which shall determine who may be covered, purchase and maintain insurance for the benefit of any person who is or was a Member, Manager or Officer, employee or agent, against any liability asserted against or expenses incurred by such person in any capacity or arising out of such person's service with Company, whether or not Company would have the power to indemnify such person against such liability.

                                   ARTICLE XI

                        REQUIRED ARBITRATION OF DISPUTES

11.1                DISPUTES REQUIRING ARBITRATION

           All disputes arising in connection with this Agreement shall be finally settled by arbitration in Chicago, Illinois, under the Commercial Arbitration Rules of the American Arbitration Association. Judgement upon the awarded rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of such award and an order of enforcement as the case may be.

11.2 This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, not including laws and principles relating to the conflict of laws.

                                   ARTICLE XII

                                  MISCELLANEOUS

12.1                COMPLETE AGREEMENT

                 The Agreement and the Articles constitute the complete and exclusive statement of agreement among Members. The Agreement and the Articles replace and supersede all prior agreements by and among Members or any of them. The Agreement and the Articles supersede all prior written and oral statements and no representation, statement, or condition or warranty not contained in the Agreement or the Articles will be binding on the Members or have any force or effect whatsoever. In the event of any conflict between provisions of the Agreement and provisions of the Articles, the Articles shall be controlling.

12.2                BINDING EFFECT

                 Subject to the provisions of the Agreement relating to transferability, the Agreement will be binding upon and inure to the benefit of Members, and their respective distributees, successors and assigns, but only to the extent that assignment and approval by all Members is in accordance with the Act, the Articles and the Agreement.

12.3                NO THIRD PARTY BENEFICIARY

                 The Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of the Agreement as a third party beneficiary or otherwise.

12.4                NOT FOR BENEFIT OF CREDITORS

                 The provisions of the Agreement are intended only for the regulation of relations among Members and Company. The Agreement is not intended for the benefit of a creditor who is not a Member and does not grant any rights to or confer any benefits on any creditor who is not a Member or any other person who is not a Member, a Manager, or an Officer.

12.5                GENDER AND NUMBER IN NOUNS AND PRONOUNS

                 Common nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires. Any reference to the Code, Regulations, the Act, California statutes or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

12.6                HEADINGS

                 All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of the Agreement.

12.7                REFERENCES IN THE AGREEMENT

                 Numbered or lettered Articles, Paragraphs and Subparagraphs herein contained refer to Articles, Paragraphs and Subparagraphs of the Agreement unless otherwise expressly stated.

12.8                EXHIBITS

                 All Exhibits attached to the Agreement are incorporated and shall be treated as if set forth herein.

12.9                RESTRICTED ACTIVITIES OF MEMBERS

                 Each Member covenants that, while he or it is a Member of the Company, he or it shall not (and shall not allow any of its Affiliates to), directly or indirectly, either have any ownership or economic interest in, or be an employee, agent, independent contractor or otherwise participate in the operation or control of, any entity that engages in the ownership, operation or utilization of a Gamma Knife in the same city in which a site owned or being developed by the Company is located within the Territory, except for those potential sites listed on Exhibit D. In addition, each Member shall have the obligation to inform the Company in writing of such potential ownership, operation or utilization of any other Gamma Knife in the Territory and the Company shall have 30 days to give the Member written notice that the Company will take over the obligations of the Member in pursuing this ownership, operation or utilization under the same or equivalent conditions and circumstances in place of the Member. If the Company does not notify the Member within 30 days, the Member is free to become involved in the aforementioned ownership, operation or utilization. Provided, however, nothing contained herein shall prohibit GKV or its Affiliates from any form of ownership, operation, utilization or participation in : (i) any Gamma Knife site in which GKV or any of its Affiliates presently has an ownership or participation as of the date of this Agreement as set forth in Exhibit D; (ii) any Gamma Knife potential site identified by EII or any of its Affiliates to the Company pursuant to that certain letter agreement dated October , 1995, between the Company and EII, if such site was not pursued by the Company in the manner described in such letter agreement; or (iii) any business ancillary to the sale of Gamma Knifes, including, without limitation, the provision of service or maintenance on a Gamma Knife or provision of clinical, educational or marketing support related to a Gamma Knife. In addition, ASRS covenants that while it is a Member it shall not (and shall not allow any of its Affiliates to) promote, own or invest, in the Territory, in alternative stereotactic radiosurgery equipment to the Gamma Knife, except for those potential sites listed on Exhibit D. Except for the foregoing restriction, any Member may engage in any other business, investment or professional activity, and neither the Company nor any other Member shall have any rights in and to said business, professions or investments, or in the income or profits derived therefrom by reason of this Agreement.

12.10                        RESERVED

12.11                        ADDITIONAL DOCUMENTS AND ACTS

                 Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of the Agreement and the transactions contemplated hereby.

12.12                        NOTICES

                 Any notice to be given or to be served upon Company or any party hereto in connection with the Agreement must be in writing and will be deemed to have been given and received at the earlier of a) the time when personally delivered or delivered by telefax to the address specified by the party to receive the notice or b) four (4) days after deposited in the United States Mail for First Class delivery. Such notices will be given to a Member at the address specified below. Any Member or Company may, at any time by giving four (4) days' prior written notice to the other Members and Company, designate any other address in substitution of the foregoing address to which such notice will be given.

                 The addresses of the Members are:

                 GKV:             8 Executive Park West
                                  Suite 805
                                  Atlanta, GA  30329
                                  Telefax:  (404) 634-3335

                 ASRS:            Four Embarcadero Center
                                  Suite 3620
                                  San Francisco, CA  94111-4155
                                  Telefax:  (415) 788-5660

12.13                        AMENDMENTS

                 All amendments to the Agreement will be in writing and signed by all the Members.

12.14                        PUBLICITY

                 Neither of the parties will make any disclosure of the transactions contemplated by the Agreement or the other agreements, or any discussions in connection therewith, without the prior written consent of each of the other parties. The preceding sentence shall not apply to any disclosure required to be made by the Act, securities laws or other applicable law as reasonably determined by counsel to the party determining that such disclosure is required, except that such party, whenever practicable, shall be required to consult with the other party concerning the timing and content of such disclosure before making it.

12.15                        RELIANCE ON AUTHORITY OF PERSON SIGNING AGREEMENT

                 In the event that a Member is not a natural person, neither Company nor any Member will (a) be required to determine the authority of the individual signing the Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or (b) be required to see to the application or distribution of proceeds paid or credited to individuals signing the Agreement on behalf of such entity.

12.16                        WARRANTIES AND REPRESENTATIONS

                 Each Member separately represents and warrants that he/she/it is not a party to any pending or threatened suit, action or legal, administrative, arbitration or other proceeding which might materially and adversely affect the business of the Company or the transactions contemplated by this Agreement, nor does such Member know of any facts which are likely with the passage of time to give rise to such a suit, action or proceeding. Each Member separately represents and warrants that he/she/it is not a party to any agreement, understanding, tment or other obligation that prohibits or restricts such Member's performance under this Agreement, except that it is understood that ASRS/ASHS is required to obtain certain approvals to transfer ownership of its assets contributed pursuant to Exhibit A.

12.17                        REPRESENTATIONS

                 Each of the Members acknowledges and agrees (a) that no representation or promise not expressly contained in this Agreement has been made by any of the other Members or by any of such Member's agents, employees, representatives or attorneys; (b) that this Agreement is not being entered into on the basis of, or in reliance upon, any promise or representation, express or implied, other than such as are set forth expressly in this Agreement; and

(c) that each Member has had the opportunity to be represented by counsel of said Member's choice in this matter, including the negotiations and transaction which preceded the execution of this Agreement.

12.18                        REPRESENTATION BY COUNSEL, ETC.

                 Each Member acknowledges and represents that it has been represented by counsel and other advisors of its own choice in the negotiations with respect to the formation of the Company, the preparation of the Articles, the preparation of this Agreement and all other documents with respect to the Company, the potential consequences of investment in and operation of the Company, and the decisions to invest in and become Members with respect to the Company.

12.19                        MULTIPLE COUNTERPARTS

                 The Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

12.20                        RESERVED

12.21                        PARENT UNDERTAKINGS

                 A. Contemporaneously with the execution of this Agreement, each Member shall cause its parent (ASHS for ASRS and EHUS for GKV) to execute a Parent Undertaking in the form attached hereto as Exhibit E pursuant to which such parent agrees:

                    (i) to respect and abide by the exclusivity provisions set forth in Paragraph 12.9 hereof; and

                    (ii) not to allow a sale or transfer of any capital stock in such Member without first offering to sell such capital stock to the other Member for the same price and on the same terms and conditions as have been offered by a third party.

                 B. This Agreement shall not become effective until ASHS and EHUS have executed the Parent Undertaking.

12.22                        LOAN BY GKV TO THE COMPANY

                 A. On the date on which the Boards of Directors of the Members give their approval pursuant to Section 12.24, GKV shall make a loan to the Company in the amount of $1,300,000 (the "GKV Loan"). Such loan shall be evidenced by a promissory note in the form attached hereto as Exhibit F. Such loan shall bear interest at two percent (2%) above the "prime rate" as announced from time to time by the Wachovia Bank of Georgia, N.A. Interest shall be payable upon any payment of the principal amount. At a minimum, $1,000,000 in principal amount of the loan shall be payable one year from the date of this Agreement and the remaining principal balance shall be paid two years from the date of this Agreement, but a mandatory prepayment of $250,000 (subject to a maximum of $1,000,000) shall be made each time a Gamma Knife loan or lease financing is obtained by the Company.

                 B. At any time prior to its maturity date, ASRS and GKV shall have the right by mutual consent, to convert up to $1,000,000 of the outstanding principal balance of the GKV Loan plus any accrued but unpaid interest on the GKV Loan into a capital contribution to GKV. Such capital contribution shall be deemed to have a fair market value equal to the outstanding principal balance of the GKV Loan and any accrued but unpaid interest on the GKV Loan. In the event of such conversion the outstanding principal balance of the GKV Loan into a Capital Contribution, the Percentage Interests of the Members shall be adjusted in the manner described in Subparagraph 2.1.B hereof.

                 C. ASRS shall have the right, but not the obligation, to make a Capital Contribution to the Company, in cash, in any amount less than or equal to the amount converted described in Subparagraph 12.22.B, which Capital Contribution by ASRS shall be due and payable on the effective date of such conversion.

12.23                        DRAW DOWN LOAN BY GKV TO THE COMPANY

                 A. Upon the effectiveness of this Agreement, the Company shall enter into the draw down Promissory Note attached hereto as Exhibit G (the "Draw Down Loan").

                 B. At any time prior to the maturity date of the Draw Down Loan, ASRS and GKV shall have the right by mutual consent, to convert any of the outstanding principal balance of the Draw Down Loan plus any accrued but unpaid interest on the Draw Down Loan into a capital contribution by GKV. Such capital contribution shall be deemed to have a fair market value equal to the converted principal of the Draw Down Loan plus any accrued but unpaid interest on the Draw Down Loan. In the event of such conversion of any of the Draw Down Loan into a capital contribution, the Percentage Interests of the Members shall be adjusted in the manner described in Subparagraph 2.1.B hereof.

                 C. ASRS shall have the right, but not the obligation, to make a Capital Contribution to the Company, in cash, in any amount less than or equal to the amount converted described in Subparagraph 12.23.B, which Capital Contribution by ASRS shall be due and payable on the effective date of such conversion.

12.24 This Agreement shall not become effective until ASRS/ASHS receives approval from its Board of Directors and EHUS/GKV receives approval from their Boards of Directors. GKV shall have no obligation to make its initial capital contribution described in Exhibit A until any and all required consents and/or approvals necessary for ASRS/ASHS to contribute its UCSF Assets to the Company are obtained and provided to GKV. GKV shall have no obligation to make the second capital contribution described in Exhibit A until any and all required consents and/or approvals necessary for ASRS/ASHS to contribute its USC Assets to the Company are obtained and provided to GKV.

                 IN WITNESS WHEREOF, all of the Members of GK FINANCING, LLC, A California Limited Liability Company, have executed the Agreement, effective the 17th DAY OF October, 1995.

                                                MEMBER:

                                                GKV

                                                BY:
                                                   -----------------------------
                                                    Title:

                                                ASRS:

                                                BY:
                                                   -----------------------------
                                                    Title:

                            EXHIBIT A

              CAPITAL CONTRIBUTION OF MEMBERS OF GK FINANCING, LLC

=====================================================================================================
                                                                                           MEMBER'S
      MEMBER'S NAME         MEMBER'S ADDRESS         MEMBER'S CAPITAL CONTRIBUTION         PERCENTAGE
                                                                                           INTEREST
-----------------------------------------------------------------------------------------------------
          ASRS             See Section  12.12                  See below                       78%
-----------------------------------------------------------------------------------------------------
           GKV             See Section  12.12     $278,000 in cash on date of ASRS's           22%
                                                   initial contribution of the UCSF
                                                  Assets, subject to Paragraph 12.24
                                                    and $522,000 in cash on date of
                                                   ASRS's second contribution of USC
                                                   Asset, subject to Paragraph 12.24 *
-----------------------------------------------------------------------------------------------------
                                 TOTALS:
=====================================================================================================

*  NOTE:         Cash amounts to be contributed by GKV may be adjusted as
                 provided in paragraphs (1) and (3) below.

Initial Capital Contribution by ASRS:

(1) On the effective date of this Agreement or as soon as practical, ASRS shall transfer to the Company good and marketable title to the Gamma Knife located at the University of California at San Francisco (subject only to a financing lease with a current principal balance of approximately $1,237,000 (the "UCSF Lease")), the contract between ASHS/ASRS and the Regents of the University of California which is located at the University of California at San Francisco (the "UCSF Contract") relating to the Gamma Knife, and all other physical and intangible assets relating to such Gamma Knife (collectively, ("UCSF Assets")) The UCSF Assets shall not include accounts receivable. The UCSF Assets shall be deemed to have a net fair market value of approximately $2,224,000. The exact fair market value of the UCSF Assets shall be determined as of the date of their transfer to the Company on the basis of the methodology and assumptions set forth in the existing valuation report by American Appraisal Associates. The exact amount of cash to be contributed by GKV on the date on which ASRS transfers the UCSF Assets to the Company shall be equal to 22/78 times the exact fair market value of the UCSF Assets as of the date of their transfer.

(2) The Company shall assume the obligations of ASRS under the UCSF Lease and the UCSF Contract which accrue from and after the date on which ASRS transfer the UCSF Assets to the Company, but the Company shall assume no other obligations of ASRS related to the UCSF Assets, including accounts payable. ASRS shall indemnify the Company, GKV and their Affiliates for all damages, costs, expenses, and liabilities (including attorneys' fees) incurred by any of them in relation to any claims arising from or in relation to the UCSF Assets prior to the date on which ASRS transfers the UCSF Assets to the Company. Upon demand by the Company, GKV or their Affiliates, ASRS shall promptly reimburse the Company, GKV and their Affiliates for attorneys' fees incurred by them related thereto.

(3) On January 1, 1996, or as soon as practical (when ASRS/ASHS has obtained all required consents /approvals to transfer said asset to Company), ASRS shall transfer to the Company good and marketable title to the Gamma Knife located at the USC University Hospital (subject only to a financing lease with an approximate principal balance as of January 1, 1996 of $2,314,000 (the "USC Leases")), the contract between ASRS and USC University Hospital (the "USC Contract") relating to the Gamma Knife, and all other physical and intangible assets relating to such Gamma Knife (collectively, the "USC Assets"). The USC Assets shall not include accounts receivable. The USC Assets shall be deemed to have a net fair market value of approximately $4,426,000. The exact fair market value of the USC Assets shall be determined as of the date of their transfer to the Company on the basis of the methodology and assumptions set forth in the existing valuation report by American Appraisal Associates. The exact amount of cash to be contributed by GKV on the date on which ASRS transfers the USC

Assets to the Company shall be equal to 22/78 times the exact fair market value of the USC Assets as of the date of their transfer.

(4) The Company shall assume the obligations of ASRS under the USC Lease and the USC Contract which accrue from and after the date on which ASRS transfers the USC Assets to the Company, but the Company shall assume no other obligations of ASRS relating to the USC Assets, including accounts payable. ASRS shall indemnify the Company, GKV and their Affiliates for all damages, costs, expenses, and liabilities (including attorneys' fees) incurred by any of them in relation to any claims arising from or in relation to the USC Assets prior to the date on which ASRS transfers the USC Assets to the Company. Upon demand by the Company, GKV or their Affiliates, ASRS shall promptly reimburse the Company, GKV and their Affiliates for attorneys' fees incurred by them related thereto.

(5) ASRS hereby represents and warrants to the Company and to GKV that the UCSF Contract, the UCSF Lease, the USC Contract and the USC Lease are in full force and effect and neither party to each such contract or lease is in breach thereof and that ASRS has heretofore delivered to GKV true, correct and complete copies of all such contracts and leases.

(6) ASRS hereby represents and warrants to the Company and to GKV that there is no suit, action, claim or investigation pending or threatened against, affecting or relating to or arising from the UCSF Assets or the USC Assets, and there exists no basis or grounds for same.

(7) If on a fiscal year basis, the cash flow (defined as revenues less direct cash operating expenses) generated by the UCSF Assets or the USC Assets, is insufficient to service the lease payments under the UCSF Lease or the USC Lease, as the case may be, ASRS shall reimburse the Company in cash for the difference between said lease payments and said cash flow, without credit to the Capital Account of ASRS for such payment.

                                    EXHIBIT E

                               PARENT UNDERTAKING

     WHEREAS, GKV INVESTMENTS, INC. ("GKV"), a Georgia corporation, and AMERICAN SHARED RADIOSURGERY SERVICES, INC. ("ASRS"), a California corporation, are parties to that certain Operating Agreement for GK Financing, LLC of even date herewith (the "Operating Agreement");

     WHEREAS, AMERICAN SHARED HOSPITAL SERVICES ("ASHS"), a California corporation, is the ultimate beneficial owner of all of the outstanding capital stock of ASRS;

     WHEREAS, ELEKTA HOLDINGS U.S., INC. ("EHUS"), a Georgia corporation, is an indirect owner of all of the outstanding capital stock of GKV;

     WHEREAS, section 12.21 of the Operating Agreement requires EHUS and ASHS to execute this Parent Undertaking as a condition to the effectiveness of the Operating Agreement;

     WHEREAS, it is in the direct interest of ASHS and EHUS for the Operating Agreement to become effective;

     NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ASHS and EHUS hereby agree as follows:

     1.          Definitions.

                 All capitalized terms used herein which are defined in the Operating Agreement shall have the meanings set forth in the Operating Agreement.

     2.          Exclusivity.

                 EHUS and ASHS agree to abide by the restrictions set forth in section 12.9 of the Operating Agreement and to cause each of their Affiliates to abide by the restrictions set forth in section 12.9 of the Operating Agreement.

     3.          Right of First Refusal.

                 3.1 Except as provided in this Section 3.1, ASHS hereby agrees that it shall not allow any shares of capital stock of ASRS to be sold, transferred, assigned, pledged or otherwise encumbered during the term of the Operating Agreement except for a bona fide sale for cash to a third party and then only after ASHS shall have given GKV written notice of such proposed sale, including the number of shares proposed to be sold, the price therefor, and the identity of the proposed purchaser, and the opportunity to purchase the shares proposed to be sold for the same price and on the same terms and conditions. GKV shall have a period of thirty (30) days after receipt of notice from ASHS in which to decide whether or not to purchase such shares. Notwithstanding the foregoing, GKV shall not have such right of first refusal if ASHS sells, transfers, assigns or pledges shares of capital stock of ASRS to an Affiliate of ASHS.

                 3.2 Except as provided in this Section 3.2, EHUS hereby agrees that it shall not permit any shares of capital stock of GKV to be sold, transferred, assigned, pledged or otherwise encumbered during the term of the Operating Agreement except for a bona fide cash sale to a third party and then only after EHUS shall have given notice to ASRS of the proposed sale, including the number of shares proposed to be sold, the price therefor, and the identity of the proposed purchaser, and the opportunity to purchase such shares proposed to be sold for the same price and on the same terms and conditions. ASRS shall have a period of thirty (30) days after the receipt of such notice in which to decide whether or not to purchase such shares. Notwithstanding the foregoing, ASRS shall not have such right of first refusal if EHUS sells, transfers, assigns or pledges shares of capital stock of GKV to an Affiliate of EHUS.

     4.   Indemnification for Representations.

                 4.1 ASHS hereby agrees to indemnify and hold harmless EHUS, GKV and their Affiliates for any and all damages, costs, expenses and liabilities (including attorneys' fees) incurred by any of them as a result of the breach of any representation or warranty made by ASRS in, or any claim against ASRS for indemnification arising under, the Operating Agreement.

                 4.2 EHUS hereby agrees to indemnify and hold harmless ASHS, ASRS and their Affiliates for any and all damages, costs, expenses and liabilities (including attorneys' fees) incurred by any of them as a result of the breach of any representation or warranty made by GKV in, or any claim against GKV for indemnification arising under, the Operating Agreement.

     5.          Arbitration.

                 All disputes arising in connection with this Undertaking shall be finally settled by arbitration in Chicago, Illinois under the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of such award and an order of enforcement, as the case may be. Any arbitration arising in relation to this Undertaking may be joined with any arbitration arising in relation to the Operating Agreement.

     6.          Governing Law.

                 This agreement shall be governed by and interpreted in accordance with the laws of the State of California, not including laws and principles relating to the conflict of laws.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above-written.

                                               AMERICAN SHARED HOSPITAL SERVICES

                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

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                                            ELEKTA HOLDINGS U.S., INC.

                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------



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